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                                  EXHIBIT 99


                                 NEWS RELEASE

FOR IMMEDIATE RELEASE: OCTOBER 15,1997                  FOR FURTHER INFORMATION:
                                                           VIRGINIA L. CLEVELAND
                                                         TELEPHONE: 214/360-3564
                                                 E-MAIL: VCLEVELAND@WISEROIL.COM

                        WISER OIL CLOSES EXCHANGE OFFER

DALLAS,TEXAS, OCTOBER 15, 1997 -- The Wiser Oil Company (NYSE: WZR) announced today that it has consummated its offer (the "Exchange Offer") to exchange up to $125,000,000 aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2007 that have been registered under the Securities Act of 1933, as amended, for a like principal amount of its outstanding 9 1/2% Senior Subordinated Notes due 2007 (the "Outstanding Notes"). The Exchange Offer expired October 14, 1997 at 5:00 p.m. New York City time with one hundred percent of the Outstanding Notes being accepted for exchange under the terms of the Exchange Offer.

Wiser is an independent energy company engaged in exploration, production and acquisition of crude oil and natural gas reserves primarily in the United States and Canada. Organized in 1905, Wiser operates on a philosophy of moderate risk exploration and strategic acquisitions.



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